                                                                 EXHIBIT 4(f)(3)

===============================================================================

                    ICF KAISER INTERNATIONAL, INC., Issuer

                                      and

      CYGNA CONSULTING ENGINEERS AND PROJECT MANAGEMENT, INC., Guarantor
                ICF KAISER GOVERNMENT PROGRAMS, INC., Guarantor
              SYSTEMS APPLICATIONS INTERNATIONAL, INC., Guarantor
                         EDA, INCORPORATED, Guarantor
                  GLOBAL TRADE & INVESTMENT, INC., Guarantor
                      ICF KAISER EUROPE, INC., Guarantor
                 ICF KAISER / GEORGIA WILSON, INC., Guarantor
               ICF KAISER OVERSEAS ENGINEERING, INC., Guarantor
                 ICF KAISER ENGINEERS PACIFIC, INC., Guarantor
                   ICF KAISER REMEDIATION COMPANY, Guarantor
                ICF KAISER ADVANCED TECHNOLOGY, INC., Guarantor



                                      TO



                         THE BANK OF NEW YORK, Trustee

                                _______________


                         Third Supplemental Indenture

                           Dated as of April 9, 1999
                                      to
                    Indenture dated as of December 23, 1996

                                _______________


                     $15,000,000 12% Senior Notes due 2003

===============================================================================

  THIS THIRD SUPPLEMENTAL INDENTURE, dated as of April 9, 1999, is entered into by and among ICF KAISER INTERNATIONAL, INC., a Delaware corporation (the "Company"), THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), and the following GUARANTORS (the "Subsidiary Guarantors"):

     Cygna Consulting Engineers and Project Management, Inc., a Delaware
       corporation ("Cygna");
     ICF Kaiser Government Programs, Inc., a Delaware corporation ("ICFK-GP"); Systems Applications International, Inc., a Delaware corporation "(SAI") EDA, Incorporated, a Maryland corporation ("EDA");
     Global Trade & Investment, Inc., a Delaware corporation ("Global");
     ICF Kaiser Europe, Inc., a Delaware corporation ("ICFK Europe");
     ICF Kaiser / Georgia Wilson, Inc., a Delaware corporation ("ICFK/GW"); ICF Kaiser Overseas Engineering, Inc., a Delaware corporation ("ICFK
       Overseas");
     ICF Kaiser Engineers Pacific, Inc., a Delaware corporation ("ICFK
       Pacific");
     ICF Kaiser Remediation Company, a Delaware corporation ("Remcon"); and ICF Kaiser Advanced Technology, Inc., an Idaho Corporation ("Advanced
       Tech").


                                  WITNESSETH:

  WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture dated as of December 23, 1996 (as amended and supplemented to date, the "Indenture"), for the purpose of issuing $15,000,000 of 12% Senior Notes due 2003 (the "Notes");

  WHEREAS, the Company has entered into an Asset Purchase Agreement with The IT Group, Inc. dated March 8, 1999 providing for the sale of certain of the assets of, including the stock of certain subsidiaries included in, the Company's Environment & Facilities Management Group (the "EFM Agreement");

  WHEREAS, the EFM Agreement provides for the sale, among other things, of the stock of ICF Kaiser Remediation Company, a Delaware corporation ("Remcom"), which is a Subsidiary Guarantor;

  WHEREAS, the terms of the EFM Agreement require that Remcom be released from its obligations as a Subsidiary Guarantor under the Indenture;

  WHEREAS, the Company and its Restricted Subsidiaries intend to use the proceeds of the transaction contemplated by the EFM Agreement in a manner consistent with Section 5.09 of the Indenture;

  WHEREAS, the execution and delivery of this Third Supplemental Indenture has been duly authorized by the Board of Directors of the Company on February 26, 1999;

  WHEREAS, the Company and the Subsidiary Guarantors have determined that it is desirable to enter into this Third Supplemental Indenture and have requested the Trustee to join with them in the execution of this Third Supplemental Indenture; and

  WHEREAS, the Trustee has accepted the trusts created by this Third Supplemental Indenture and in evidence thereof has joined in the execution hereof;

  NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises and of acceptance by the Trustee of the trusts created hereby and by the Indenture, and also for and in consideration of the sum of One Dollar to the Company duly paid by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt of which is hereby acknowledged, IT IS HEREBY COVENANTED AND AGREED, by and among the Company, the Subsidiary Guarantors, and the Trustee, as follows:

     1.   Terms defined in the Indenture are used herein as therein defined.

     2. Effective upon the closing of the transactions contemplated by the EFM Agreement, Remcom is hereby, and shall be, without further action of, or the execution and delivery of any further documents or instruments by, the Company, the Subsidiary Guarantors of the Trustee, released from the Guarantee dated December 3, 1997 to which it is a party.

     3. The following sundry provisions shall be a part of this Third Supplemental Indenture:

     Section 4.01. Effect of Supplemental Indenture. Upon the execution and
                   --------------------------------
delivery of this Third Supplemental Indenture by the Company, the Subsidiary Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

     Section 4.02. Indenture Remains in Full Force and Effect. Except as
                   ------------------------------------------
supplemented hereby and by the First and Second Supplemental Indentures, all provisions in the Indenture shall remain in full force and effect.

     Section 4.03. Indenture and Supplemental Indentures Construed Together.
                   --------------------------------------------------------
This Third Supplemental Indenture is an Indenture supplemental to and in implementation of the Indenture, and the Indenture and all Supplemental Indentures shall henceforth be read and construed together.

     Section 4.04. Confirmation and Preservation of Indenture. The Indenture as
                   ------------------------------------------
supplemented by the First and Second Supplemental Indentures is in all respects confirmed and preserved.

     Section 4.05 Conflict with Trust Indenture Act. If any provision of this
                  ---------------------------------
Third Supplemental Indenture limits, qualifies, or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern any provision of this Third Supplemental Indenture, the provision of such Act shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Third Supplemental Indenture, as the case may be.

     Section 4.06 Separability Clause. In case any provision in this Third
                  -------------------
Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 4.07 Terms Defined in the Indenture. All capitalized terms not
                  ------------------------------
otherwise defined herein shall have the meanings ascribed to them in the Indenture.

     Section 4.08 Effect of Headings. The Article and Section headings herein
                  ------------------
are for convenience only and shall not affect the construction hereof.

     Section 4.09 Benefits of Third Supplemental Indenture, Etc. Nothing in this
                  ----------------------------------------------
Third Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy, or claim under the Indenture, the First through Third Supplemental Indentures, or the Notes.

     Section 4.10 Successors and Assigns. All covenants and agreements in this
                  ----------------------
Third Supplemental Indenture by the Company and the Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.

     Section 4.11 Trustee Not Responsible for Recitals. The recitals contained
                  ------------------------------------
herein shall be taken as the statements of the Company and the Subsidiary Guarantors, and the Trustee assumes no responsibility for their correctness.

     Section 4.12 Certain Duties and Responsibilities of the Trustee. In
                  --------------------------------------------------
entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

     Section 4.13 Governing Law. This Third Supplemental Indenture shall be
                  -------------
governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

     Section 4.14 Counterparts. This Third Supplemental Indenture may be
                  ------------
executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and the Company, the Subsidiary Guarantors, and the Trustee have caused their respective corporate seals to be hereunto affixed and attested, all as of April 9, 1999.



                              ICF KAISER INTERNATIONAL, INC.

                              By:   /s/ Timothy P. O'Connor
                                    -----------------------
[Seal]                        Name:   Timothy P. O'Connor
                              Title:  Senior Vice President and Chief
                                      Financial Officer
ATTEST:

/s/ Sandra D. Little
--------------------
Assistant Secretary
                              THE BANK OF NEW YORK, as Trustee

                              By:
                                    -----------------------
                              Name:
                                    -----------------------
                              Title:
                                    -----------------------


                              CYGNA CONSULTING ENGINEERS AND
                               PROJECT MANAGEMENT, INC.

                              By:   /s/ Timothy P. O'Connor
                                    -----------------------
[Seal]                        Name: Timothy P. O'Connor
                              Title:  Assistant Treasurer
ATTEST:

/s/ Sandra D. Little
--------------------
Assistant Secretary
                              ICF KAISER GOVERNMENT PROGRAMS, INC.


                              By:     /s/ Timothy P. O'Connor
                                      -----------------------
[Seal]                        Name:   Timothy P. O'Connor
                              Title:  Assistant Treasurer
ATTEST:

/s/ Sandra D. Little
--------------------
Assistant Secretary

                              SYSTEMS APPLICATIONS INTERNATIONAL, INC.

                              By:     /s/ Timothy P. O'Connor
                                      -----------------------
[Seal]                        Name:   Timothy P. O'Connor
                              Title:  Assistant Treasurer
ATTEST:

/s/ Sandra D. Little
--------------------
Assistant Secretary

                              EDA, INCORPORATED

                              By:     /s/ Timothy P. O'Connor
                                      -----------------------
[Seal]                        Name:   Timothy P. O'Connor
                              Title:  Assistant Treasurer
ATTEST:

/s/ Sandra D. Little
--------------------
Assistant Secretary

                              GLOBAL TRADE & INVESTMENT, INC.

                              By:     /s/ Timothy P. O'Connor
                                      -----------------------
[Seal]                        Name:   Timothy P. O'Connor
                              Title:  Assistant Treasurer
ATTEST:

/s/ Sandra D. Little
--------------------
Assistant Secretary

                              ICF KAISER EUROPE, INC.

                              By:     /s/ Timothy P. O'Connor
                                      -----------------------
[Seal]                        Name:   Timothy P. O'Connor
                              Title:  Assistant Treasurer
ATTEST:

/s/ Sandra D. Little
--------------------
Assistant Secretary

                              ICF KAISER / GEORGIA WILSON, INC.

                              By:     /s/ Timothy P. O'Connor
                                      ------------------------
[Seal]                        Name:    Timothy P. O'Connor
                              Title:   Assistant Treasurer
ATTEST:

/s/ Sandra D. Little
--------------------
Assistant Secretary

                              ICF KAISER OVERSEAS ENGINEERING, INC.

                              By:     /s/ Timothy P. O'Connor
                                      --------------------------
[Seal]                        Name:   Timothy P. O'Connor
                              Title:  Assistant Treasurer
ATTEST:

/s/ Sandra D. Little
--------------------
Assistant Secretary

                              ICF KAISER ENGINEERS PACIFIC, INC.

                              By:     /s/ Timothy P. O'Connor
                                      ------------------------
[Seal]                        Name:   Timothy P. O'Connor
                              Title:  Assistant Treasurer
ATTEST:

/s/ Sandra D. Little
--------------------
Assistant Secretary

                             ICF KAISER REMEDIATION COMPANY

                             By:      /s/ Timothy P. O'Connor
                                      -----------------------
[Seal]                       Name:    Timothy P. O'Connor
                             Title:   Assistant Treasurer
ATTEST:

/s/ Sandra D. Little
--------------------
Assistant Secretary
                              ICF KAISER ADVANCED TECHNOLOGY, INC.

                              By:     /s/ Timothy P. O'Connor
                                      -----------------------
[Seal]                        Name:   Timothy P. O'Connor
                              Title:  Assistant Treasurer
ATTEST:

/s/ Sandra D. Little
--------------------
Assistant Secretary